                                                                   EXHIBIT 10.36

                                      LEASE

THIS LEASE is made between the Landlord and the Tenant named below effective as of the date that this Lease is last executed by Landlord and Tenant.

                        BASIC LEASE TERMS AND INFORMATION

LANDLORD: BR Partners Two, LLC, an Indiana limited liability company

ADDRESS FOR MAIL AND DELIVERIES: c/o Lauth
Property Group, 9777 North College Avenue,
Indianapolis, Indiana 46280, Attention -
President
TELEPHONE: (317) 848-6500
FACSIMILE: (317) 848-6511
ELECTRONIC ADDRESS: www.lauthproperty.com

TENANT: Platinum Propane of Chicago, LLC, an Illinois limited liability company.

ADDRESS FOR MAIL AND DELIVERIES: 104
Cambridge Plaza Drive, Winston-Salem, North
Carolina 27104
Attention: Dave Slone
Copy to: General Counsel
TELEPHONE: (336) 659-6958
FACSIMILE: (336) 331-6958
ELECTRONIC ADDRESS: dslone@bluerhino.com

PREMISES: The land more particularly
described in EXHIBIT "A" attached hereto and all improvements located thereon, including but not limited to any improvements to be constructed pursuant to this Lease.

LEASE TERM: 180 months, with three (3)
options to extend the Lease five (5) years each as provided in Section 33 (p).

TARGET COMMENCEMENT DATE:     February 1, 2004

MONTHLY BASE RENT SCHEDULE:

Months                        Monthly Amount            Annual Amount
---------------------------------------------------------------------
 1-12                           $ 27,069                  $324,822

13-24                           $ 27,745                  $332,943

25-36                           $ 28,439                  $341,266

37-48                           $ 29,150                  $349,798

48-60                           $ 29,879                  $358,543

61-72                           $ 30,626                  $367,506

  73-84                         $ 31,391                  $376,694

  85-96                         $ 32,176                  $386,111

 97-108                         $ 32,980                  $395,764

109-120                         $ 33,805                  $405,658

121-132                         $ 34,650                  $415,800

133-144                         $ 35,516                  $426,195

145-156                         $ 36,404                  $436,849

157-168                         $ 37,314                  $447,771

169-180                         $ 38,247                  $458,965

SECURITY DEPOSIT:          $ None

OUTSIDE BROKER:            Patrick Zimmer of Development Advisors

PERMITTED USE:             Refurbishing, refilling and distributing propane
                           tanks not to exceed 100 pounds.

ADDENDA:                   None

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The Lease Term shall commence on the first to occur of (i) the Target Commencement Date, provided that "Substantial Completion" (as herein defined) of Landlord's Work has occurred; (ii) the day Tenant's personnel first conduct business at the Premises; or (iii) the 30th day following Landlord's notice to Tenant that Substantial Completion of Landlord's Work has occurred (the "Commencement Date") and shall end on the date that follows the remainder of the month in which the Commencement Date occurs plus the number of full months in the Lease Term, as may be extended as provided herein.

         2. ACCEPTANCE OF PREMISE. Landlord shall make all improvements as described in EXHIBIT "B-1" (Scope of Work) and EXHIBIT "B-2" (Schedule of Preliminary Design Approvals) (these exhibits are collectively referred to herein as "Landlord's Work"). Tenant may have access to the Premises prior to the Commencement Date for the purpose of installing its fixtures, equipment and furnishings, if any; provided that, Tenant shall coordinate the installation of such fixtures, equipment and furnishings so that such installation does not interfere with Landlord's Work and Tenant shall agree to abide by all the provisions of the Lease, other than the payment of rent, upon such access. Landlord shall (i) obtain all permits and approvals necessary for the completion of Landlord's Work, and (ii) complete Landlord's Work in compliance with all applicable laws, ordinances and regulations. Landlord's Work shall be deemed to be substantially completed on the date that Landlord delivers to Tenant a certificate of Substantial Completion issued by Landlord's project architect indicating that Landlord's Work has been completed subject only to identified "punch-list" items that do not materially affect Tenant's ability to use the Premises and further certifying that Landlord's Work is in compliance with all current Legal Requirements (as defined below) and that the utility services specified in Landlord's Work have been brought to the Premises (hereinafter referred to as "Substantial Completion"). Tenant shall have the right to accompany Landlord in inspecting the Premises for punch-list items, and Landlord shall use its best efforts to have all punch-list items completed within sixty
(60) days. Tenant agrees that all work on its initial and any subsequent improvements shall be performed by Lauth Property Group or a subsidiary or affiliate of Landlord which shall receive a fee as Landlord's construction manager or general contractor;

provided, however, that if Tenant complies with Section 14 below Tenant may perform subsequent improvements itself, or hire a third party to perform such work, in the event that (i) the proposed price/fee for any work to be performed by Lauth Property Group or a subsidiary or affiliate of Landlord materially exceeds the local market price for such work, or (ii) any prior work performed by Lauth Property Group or a subsidiary or affiliate of Landlord for Tenant or an affiliate of Tenant was not performed in a manner reasonably satisfactory to Tenant or an affiliate of Tenant. Landlord and Tenant shall execute an Acceptance Letter And Rent Commencement Date Agreement as described in EXHIBIT "C" attached hereto, which shall become part of this Lease. Landlord covenants and agrees that it will repair at its sole cost and expense all defects in workmanship and materials in Landlord's Work of which Landlord is notified within one (1) year of the issuance of the certificate of Substantial Completion. Landlord also shall provide to Tenant the benefit of any and all warranties and guarantees of the contractor, subcontractors, installers, suppliers and manufacturers during said one (1) year warranty period and for the longer warranty periods applicable to other systems, subject in each case to any limitations and exclusions set forth therein.

         3. USE. The Premises shall be used only for the Permitted Use and for no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant will use the Premises in a careful, safe and proper manner and, subject to ordinary wear and tear, will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other party. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, to the Premises, that are required as a result of changes in Legal Requirements after the Commencement Date. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would (a) void any insurance on the Premises; (b) increase the insurance risk beyond that applicable to the Permitted Use; or (c) cause the disallowance of any sprinkler credits; (d) be prohibited by any applicable laws, rules regulations, ordinances, or restrictions of any government entity; or (e) violate any applicable agreements to which Tenant is bound or of which Tenant has notice. If any increase in the cost of any insurance on the Premises over that applicable to the Permitted Use is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease other than the payment of rent.

         4. BASE RENT. Throughout the Lease Term, Tenant shall pay Base Rent in the amount set forth above. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent and Additional Rent on or before the first day of each calendar month commencing on the Commencement Date. If the Lease Term commences or expires on a date other than the first day or the last day of a calendar month, respectively, then the Rent payable for such partial calendar month shall be an amount equal to the monthly installment of Rent otherwise then in effect, divided by the number of days in the full calendar month during which the Lease Term commences or expires, respectively, and multiplied by the number of days in the partial calendar month after and including the Commencement Date or before and including the date of expiration, respectively, and provided further that the Rent for any partial calendar month at the commencement of the Initial Lease Term shall be payable on the first day of the first full calendar month during the Lease Term. All sums, liabilities, obligations and other amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Base Rent, including without limitation assessments or common area maintenance charges due and payable to any applicable ownership associations, together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder (herein called "Additional Rent"). In the event of any failure on the part of Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided for herein (or by law or equity or otherwise) in the case of nonpayment of

Base Rent. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and Additional Rent (sometimes hereinafter collectively referred to as "Rent") and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder.

         5. LATE CHARGES. Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of (i) the highest rate permitted by applicable law or (ii) the greater of twelve percent (12%) per annum or the Prime Rate (as reported in the Wall Street Journal) of interest ("Prime Rate") plus four percent (4%) per annum. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         6. SECURITY DEPOSIT. The requirement for a Security Deposit has been waived by Landlord.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Tenant, at its expense, shall do anything necessary to maintain the continuation of such services; but nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereof. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.

         8. TAXES. Tenant shall pay before the time when due, all taxes, payments in lieu of taxes, assessments and governmental charges that accrue against the Premises (collectively referred to as "Taxes") during the Lease Term. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the Rent payable to Landlord under this Lease and any franchise tax, excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rents from the Premises or any portion thereof shall be paid by Tenant or upon demand; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Tenant shall furnish to Landlord evidence of payment of any amount payable under this Paragraph before the same is due and shall furnish to Landlord, within ten (10) days after reasonable demand by Landlord, proof of the payment of any other amount which is the obligation of Tenant hereunder. In the event that Landlord becomes obligated to a mortgagee to make payments for taxes and assessments in accordance with the terms of the mortgage, upon notice thereof by Landlord, Tenant shall pay to Landlord on the payment dates for Base Rent, the amounts required by the mortgagee. Tenant shall not be liable to Landlord, any mortgagee or third party for any taxes and assessments with respect to the Premises for which Tenant has deposited available funds with Landlord to pay such taxes and assessments. Tenant shall satisfy the requirements of any public or private incentives, abatements or other benefits awarded to Tenant or the Premises, and Tenant shall indemnify and hold Landlord harmless from any loss, cost or damage, including but not limited to reasonable attorneys fees resulting at any time during the Lease Term or thereafter as a result of Tenant's failure to satisfy such requirements.

         9. INSURANCE.

         Tenant, at its expense, shall maintain during the Lease Term (i) all risk property insurance covering the full replacement cost of all property, betterments and improvements of the Premises including coverage for earthquake;
(ii) worker's compensation insurance with no less than the minimum limits required by law; (iii) employer's liability insurance with such limits as required by law; (iv) a minimum of twelve (12) months of business interruption insurance; and (v) general commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, bodily injuries, or deaths of persons occurring in or about the Premises (vi) pollution liability insurance covering any hazardous material or chemicals. Landlord may from time to time require reasonable increases in any such limits. The general commercial liability policy shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which have an A.M. Best rating of A- or better, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant prior to the Commencement Date and upon each renewal of said insurance.

         The all risk property insurance shall include a waiver of subrogation by the insurers and a waiver of all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents and invitees , in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises from any cause whatsoever, except to the extent set forth in Section 12 below provided the indemnification provisions of Section 12 do not void the waiver of subrogation.

         10. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within thirty
(30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed two hundred ten (210) days, then either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take two hundred ten (210) days or less, then Landlord shall promptly restore the Premises excluding the Tenant-Made Alterations or Trade Fixtures and improvements paid for by Tenant whether or not installed by Landlord, subject to receipt of sufficient insurance proceeds, delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the deductible under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice. Rent shall not abate during the period of restoration.

         11. CONDEMNATION. If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable or inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such termination to the other party. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. However, if Landlord reasonable determines the compensation awarded (reduced by any application thereof by Landlord's mortgage to its mortgage) is insufficient to restore the Premises, Landlord shall have the option to terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving Tenant written notice of such termination. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property to the extent such compensation does not reduce Landlord's award.

         12. INDEMNIFICATION. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of the occurrence or existence of any of the following during the Lease Term or thereafter, except to the extent, and only to the extent, caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors: (a) ownership of the Premises or any interest therein or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or occurring on or about the adjoining sidewalks, curbs, loading docks, stairs, vaults and vault space, if any, streets or ways as a result of or in connection with the other party's use or occupancy of the Premises, (c) any occupancy, use, nonuse or condition of the Premises or any part thereof or any use, nonuse or condition of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways resulting from the other party's use or occupancy of the Premises, (d) any failure on the part of the other party to perform or comply with any of the terms of this Lease, or (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. Landlord will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant to the extent, and only to the extent, caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. In case any action, suit or proceeding is brought against a party entitled to indemnification hereunder, the other party, upon request, and at that other party's expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and reasonably approved by the parties. The obligations of the parties under this Paragraph shall survive any termination of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit either party's obligations under this Paragraph.

         13. TENANT'S REPAIRS. Tenant, at its expense, shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Premises. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Premises in any way. Any repair or replacement shall be performed at the Tenant's expense by contractors approved by Landlord, or at Landlord's option, by Landlord. Such repair and replacements include capital expenditures and repairs whose benefit extend beyond the Lease Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Subject to the Restoration and Condemnation Paragraphs, Tenant shall bear the full cost of any repair or replacement to any part of the Premises that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. If any present or future improvements to the Premises are made or authorized to be made by Tenant, its agents or employees, and such improvements shall encroach upon any property or street adjacent to the Premises, or shall violate any agreement or condition contained in any restrictive covenant affecting or applicable to the Premises, or shall impair the rights of others under any easement or right-of-way to which the Premises are subject, then upon request of Landlord, Tenant, at its cost and expense, shall take such action as shall be necessary to remove such encroachments or end such violation or impairment. Notwithstanding the foregoing, Tenant shall not be required to remove any such encroachments if Tenant has or obtains such easements, licenses or similar rights as may be necessary to permit such encroachments to remain.

         14. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Tenant may make alterations and improvements to the Premises that are not structural and will not diminish the value of the Premises at the expiration of the Lease Term. Any alterations or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall become part of the Premises. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All "Tenant Made Alterations" shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Premises. Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Upon Landlord's election, Tenant, at its expense, shall remove its Trade Fixtures and shall immediately repair any damage caused by such removal, prior to the expiration or earlier termination of this Lease. Notwithstanding anything in the foregoing, implied or expressed to the contrary, Landlord has not consented to any work that would permit the making of any claim against Landlord or the Premises in respect thereof.

         15. SIGNS. All exterior signs shall be subject to Landlord's reasonable approval and conform in all respects to Landlord's reasonable requirements and to all applicable government regulations.

         16. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph, a direct or indirect transfer of substantially all of the ownership interests or the control of Tenant shall be deemed an assignment of this Lease. Landlord agrees not to unreasonably withhold consent to a transfer if the transferee is a subsidiary or parent company of Tenant and such transferee has a financial condition, creditworthiness and business reputation equal to or greater than that of Tenant's. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof, Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Premises may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth or creditworthiness of the proposed assignee or subtenant is less than that of Tenant.

         If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding Paragraph, apply the amount collected to the Rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent for application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations hereunder.

         17. INSPECTION AND ACCESS. Landlord and its agents, representatives and contractors may enter the Premises during Tenant's normal business hours or in the event of an emergency to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         18. SURRENDER. Upon the expiration of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by the Restoration and Condemnation Paragraphs excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, and obligations concerning the condition and repair of the Premises.

         19. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to double the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.

         20. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other payment required herein when due; provided that no more than two (2) times per twelve (12) month period, Landlord shall give Tenant written notice of such Event of Default and Tenant may cure such Event of Default by tendering the delinquent payment within five (5) days of the receipt of Landlord's notice.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the Permitted Use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph, and except as otherwise expressly provided therein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

         21. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election terminate this Lease or Tenant's right of possession (but Tenant shall remain liable as hereinafter provided), and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to reenter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

         If Landlord terminates this Lease as a result of an Event of Default, Landlord may recover from Tenant the sum of: (i) all Base Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination; (ii) the cost of reletting the whole or any part of the Premises, including without limitation, brokerage fees and/or leasing commissions incurred by Landlord, costs of removing and storing Tenant's or any other occupant's property, costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iii) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and (iv) the then present value of the Base Rent Additional Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease. Such present value shall be calculated at a discount rate equal to the 90-day U. S. Treasury bill rate at the date of such termination.

         If Landlord terminates Tenant's right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable without notice to Tenant. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent, Additional Rent and other amounts accrued hereunder at the time from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

         Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof. The failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "reenter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premise shall be on such terms and conditions as Landlord in its sole discretion may determine (including, without limitation, a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         22. LIMITATION OF LIABILITY OF LANDLORD. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within sixty (60) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of sixty (60) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All such obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         23. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         24. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder; provided that such instruments include non-disturbance provisions whereby the mortgagee agrees that if there is no Event of Default and the mortgagee succeeds to the interest of Landlord by foreclosure of the mortgage, deed-in-lieu thereof of any other action or proceeding taken or instituted under or in connection with the mortgage, Tenant's rights and privileges under the Lease and its use, possession and enjoyment of the Premises demised by the Lease shall not be disturbed, interfered with or terminated by reason of such foreclosure, deed-in-lieu thereof or other action or proceeding, and the Lease shall remain in full force and effect as a direct indenture of lease between the mortgagee and Tenant. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         25. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will indemnify and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         26. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten
(10) business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which Rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the expiration date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         27. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Materials used in connection with the Permitted Use and Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning purposes in compliance with Environmental Requirements, Tenant shall not permit or cause any party to bring any other Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements, and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on, under, to or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable past, present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource and Conservation Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Material(s)" means and includes (i) any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Requirements; (ii) asbestos; (iii) petroleum, including crude oil or any fraction thereof; and (iv) natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting or produced therefrom.

         Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph shall survive any termination of this Lease.

         Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

         28. FORCE MAJEURE. Neither party shall be held responsible for delays in the performance of its obligations hereunder, other than the payment of money owed, when caused by strikes, lockouts, unusual weather, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("Force Majeure"). Notwithstanding anything to the contrary herein, Force Majeure shall not relieve Tenant from its obligation to pay Rent.

         29. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         30. SEVERABILITY. Each provision contained in this Lease shall be construed to be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from Tenant's obligation to observe and perform each of its obligations under this Lease. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         31. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Lauth Property Group, Inc. and the broker, if any, set forth on the first page of this Lease. Tenant agrees to indemnity and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         32. RIGHT OF FIRST OFFER. In the event Landlord desires to sell its fee estate in the entire Premise and provided that no Event of Default has occurred under this Lease that has not been cured by Tenant, Tenant shall have a one time (subject to the repeat provision set forth below) right of first offer to purchase the Premises ("Right of First Offer"). The Right of First Offer shall operate in the following manner: (i) Landlord shall provide written notice to Tenant that Landlord desires to sell its fee estate in the entire Premises, which notice shall include the price and other material terms applicable to Landlord's offer to sell the Premises (the "Notice of Offer"); (ii) Tenant shall have fifteen (15) days to notify Landlord whether Tenant elects to purchase the Premises under the exact terms contained in the Notice of Offer, and Tenant's failure to respond during such fifteen (15) day period constitutes Tenant's waiver of its Right of First Offer; and (iii) if Tenant has waived its Right of First Offer, then Landlord may offer to sell the Premises to third parties provided that the terms offered to third parties are not materially different from those contained in the Notice of Offer, the selling price is no less than eighty-five percent (85%) of the price contained in the Notice of Offer and a purchase agreement is executed within one (1) year of the Notice of Offer. If Landlord offers the Premises to third parties and the terms are materially different from those contained in the Notice of Offer or the selling price is less than eighty-five percent (85%) of the price contained in the Notice of Offer, then Landlord must repeat the Right of First Offer procedure outlined above. In the event Tenant elects to purchase the Premises in accordance with the terms of the Notice of Offer, the purchase price as set forth in the Notice of Offer shall be paid by Tenant to Landlord in cash, within thirty (30) days after Tenant's acceptance of the Notice of Offer terms. Further, in the event that Tenant has waived its one time (subject to the repeat provision set forth above) Right of First Offer and upon Landlord's request, Tenant shall provide within five (5) days of Landlord's request a written statement to Landlord and any third parties designated by Landlord that Tenant waived its Right of First Offer. This Right of First Offer is a one time (subject to the repeat provision set forth above) right that shall expire upon Tenant's waiver or failure to exercise such right.

         33. MISCELLANEOUS.

                           (a) Any payments or charges due from Tenant to
                  Landlord hereunder shall be considered Rent for all purposes of this Lease.

                           (b) If and when included within the term "Tenant," as
                  used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

                           (c) All notices required or permitted to be given
                  under this Lease shall be in writing and shall be sent by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses specified in the Basic Lease Terms and Information section of this Lease. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

                           (d) Except as otherwise expressly provided in this
                  Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

                           (e) At Landlord's request, Tenant shall furnish
                  Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

                           (f) This Lease shall not be filed in any public
                  record. Upon the request of either party, the parties shall execute and file a memorandum of lease, which shall not disclose any of the financial terms of this Lease but shall disclose the Lease Term.

                           (g) The normal rule of construction to the effect
                  that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                           (h) The submission by Landlord to Tenant of this
                  Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                           (i) Words of any gender used in this Lease shall be
                  held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                           (j) Construction and interpretation of this Lease
                  shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

                           (k) Time is of the essence as to the performance of
                  Landlord and Tenant's obligations under this Lease.

                           (l) All exhibits and addenda attached hereto are
                  hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

                           (m) Landlord shall provide Tenant with a copy of the
                  final survey, title commitment and title exception documents procured by Landlord during the development of the Premises.

                           (n) The parties acknowledge that this Lease is
                  contingent upon Landlord acquiring title to the land described in EXHIBIT "A" and obtaining all necessary zoning, variances and other authorizations and permits required to complete Landlord's Work, including, but not necessarily limited to, grading and zoning approvals, location improvement permits, variances, special exception permits, building permits, sign permits and curb-cut, driveway access or access control permits.

                           (o) As partial consideration for this Lease, Landlord
                  requires that Tenant's parent company, Blue Rhino Corporation, a Delaware corporation, guarantee the full performance of this Lease to be kept and performed by Tenant, including the payment of all Rent and other charges to accrue thereunder.

                           (p) Tenant shall have the option to extend
                  ("Extension Option") the Lease Term for three (3) periods of five (5) years each ("Extension Period") upon fulfillment of all of the following terms and conditions: (a) written notice is given by Tenant to Landlord not later than one hundred and eighty (180) days prior to the expiration of the then current Lease Term that Tenant elects to exercise such Extension Option; (b) Tenant is not, at the time of the exercise of such Extension Option, in default under any term or condition hereof and there have been no more than two (2) Events of Default during the Lease Term of the Lease; (c) this Lease has not been terminated during the Term; (d) it is understood and agreed that this Extension Option is personal to Tenant and is not transferable; in the event of any assignment or subleasing of any or all of the Premises said Extension Option shall be null and void; (e) not later than sixty (60) days prior to the expiration of the then current Lease Term, the parties have mutually agreed upon Base Rent for the Extension Period, which shall be at the greater of (i) two and one-half percent (2.5%) more than the Base Rent of the immediately proceeding month at the time of extension with annual Base Rent increases of two and one-half percent (2.5%) and (ii) the then current market rate; and (f) not later than sixty (60) days prior to the expiration of the then current Lease Term, the parties have executed an amendment hereto specifying such Base Rent.

                           (q) The initial Lease Term and the Extension Period,
                  if any, are collectively referred to herein as the "Lease Term" once an Extension Option has been exercised. All terms, covenants, conditions and provisions hereof applicable to the initial Lease Term, except with respect to the amount of Base Rent, shall apply with like force and effect to the Extension Period, except where inapplicable or where the context otherwise indicates.

                           (r) This Lease may be executed in two (2) or more
                  counterparts and via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                         LANDLORD:

PLATINUM PROPANE OF CHICAGO, LLC                BR PARTNERS TWO, LLC

By: Blue Rhino Corporation, Manager             By: /s/ Gregory C. Gurnik

    By: /s/ Mark Castaneda                      Printed: Gregory C. Gurnik

    Printed: Mark Castaneda                     Title: a Manager

    Title: Chief Financial Officer

Execution Date: 7/17/03                         Execution Date: 8/14/03

                                LIST OF EXHIBITS

         EXHIBIT "A" -Premises with Site Plan and Building Elevations

         EXHIBIT "B-1" -Scope of Work

         EXHIBIT "B-2" -Schedule of Preliminary Design Approvals

         EXHIBIT "C" -Acceptance and Rent Commencement Agreement